UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): April 5, 2019

AMERICAN MIDSTREAM PARTNERS, LP

(Exact name of registrant as specified in its charter)

Delaware	001-35257	27-0855785
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2103 CityWest Blvd., Bldg. 4, Suite 800 Houston, Texas		77042
(Address of principal executive offices)		(Zip Code)

(346) 241-3400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On April 5, 2019, American Midstream Partners, LP, a Delaware limited partnership (the “Partnership”), entered into that certain Third Amendment to Second Amended and Restated Credit Agreement (the “Amendment”) with American Midstream, LLC, a Delaware limited liability company (the “AMID Borrower”), Blackwater Investments, Inc., a Delaware corporation (together with the AMID Borrower, the “Borrowers”), the other Loan Parties party thereto, the Lenders party thereto and Bank of America, N.A., as Administrative Agent, to that Second Amended and Restated Credit Agreement, dated as of March 8, 2017 (as amended, supplemented or otherwise modified from time to time prior to the date of the Amendment, the “Original Credit Agreement”), among the Borrowers, the Partnership, the Lenders party thereto, and the Administrative Agent.

As previously disclosed, on March 17, 2019, the Partnership, and its general partner, American Midstream GP, LLC, a Delaware limited liability company (the “Partnership GP”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Anchor Midstream Acquisition, LLC, a Delaware limited liability company (“Anchor Parent”), Anchor Midstream Merger Sub, LLC, a Delaware limited liability company (“Merger Sub”), and High Point Infrastructure Partners, LLC, a Delaware limited liability company, pursuant to which Merger Sub will merge with and into the Partnership, with the Partnership surviving as a direct wholly owned subsidiary of the Partnership GP and Anchor Parent (the “Merger”). Completion of the Merger is subject to certain conditions, including, among others, with respect to Anchor Parent and Merger Sub’s obligations, the consent of the Original Credit Agreement lenders to the Merger Agreement and the transactions contemplated thereby and certain other modifications to the Original Credit Agreement (the “Credit Agreement Merger Modification”).

The Amendment amends the Original Credit Agreement to, among other things, satisfy the Credit Agreement Merger Modification conditions, including to: (i) modify certain defined terms in connection with the completion of the transactions contemplated by the Merger Agreement, including the Merger; (ii) remove certain defined terms, and provisions related to, convertible preferred units; and (iii) modify certain negative covenants in the Original Credit Agreement that restrict the Partnership’s ability to take certain actions or engage in certain business such that, once the Amendment is effective, the occurrence of such actions or business in connection with the Merger Agreement or completion of the transactions contemplated thereby, including the Merger, will not be so restricted.

The modifications to the Original Credit Agreement contemplated by the Amendment become effective on the Closing Date (as defined in the Merger Agreement); provided that immediately prior to or substantially simultaneously with the Closing (as defined in the Merger Agreement) under the Merger Agreement, the Administrative Agent shall have received a certificate from an officer of the Partnership attaching certain documents related to the completion of the transactions contemplated by the Merger Agreement, including the Merger.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is attached hereto as Exhibit 10.1, and is incorporated herein by reference. Any capitalized terms used but not defined herein have the meanings ascribed thereto in the Amendment or the Original Credit Agreement, as the context may require.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Number	Description

10.1	Third Amendment to Second Amended and Restated Credit Agreement with American Midstream, LLC Blackwater Investments, Inc. the other Loan Parties, the Lenders and Bank of America, N.A. as Administrative Agent dated April 5, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 8, 2019	AMERICAN MIDSTREAM PARTNERS, LP

	By:	AMERICAN MIDSTREAM GP, LLC
its General Partner

	By:	/s/ Eric Kalamaras
	Name:	Eric Kalamaras
	Title:	Senior Vice President and Chief Financial Officer

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